Consumers Bancorp Inc.

Free Writing Prospectus Filed pursuant to Rule 433; Registration Statement No. 333-186883

Rights Offering of Common Shares

$10.0 Million

OTCQB: CBKM

Forward Looking Statements

Some of our statements contained in this prospectus are "forward-looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are not guarantees of performance or results. When we use words such as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "target," "could," "is likely," "should," "would," "will," and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. All statements other than statements of historical fact included in this prospectus regarding our outlook, financial position and results of operation, liquidity, capital resources and interest rate sensitivity are forward-looking statements.

These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control, and could cause actual results to differ materially from those described in such statements. The forward-looking statements contained in this prospectus are based on our beliefs and assumptions and on the information available to us at the time that these disclosures were prepared and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. Should any known or unknown risks and uncertainties develop into actual events, those developments could have material adverse effects on our business, financial condition and results of operations.

Important factors that could cause actual results to differ materially from those in the forward-looking statements included herein include, but are not limited to:

- regional and national economic conditions becoming less favorable than expected, resulting in, among other things, a deterioration in credit quality of assets and the underlying value of collateral could prove to be less valuable than otherwise assumed;
- the economic impact from the oil and gas activity in the region could be less than expected or the timeline for development could be longer than anticipated;
- an extended period in which market levels of interest rates remain at historical low levels, which could reduce, or put pressure on our ability to maintain, anticipated or actual margins;
- the nature, extent, and timing of government and regulatory actions;
- material unforeseen changes in the financial condition or results of Consumers National Bank's customers;
- competitive pressures on product pricing and services; and
- a deterioration in market conditions causing debtors to be unable to meet their obligations

Forward Looking Statements (cont.)

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the "Risk Factors" section of this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Any forward-looking statement speaks only as of the date which such statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

This Investor Presentation ("Presentation") has been produced by Consumers Bancorp Inc. solely for use at this investor presentation held in connection with the rights offering of Common Stock of CBKM and may not be reproduced or redistributed, in whole or in part, to any other person. CBKM has filed a registration statement ("Registration Statement"), including a prospectus ("Prospectus") with the Securities and Exchange Commission ("SEC") for the rights offering of its Common Stock to which this Presentation relates. Before you decide whether to invest, you should read the Prospectus in that registration statement for more complete information about CBKM and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, CBKM will arrange to send to you the Prospectus if you request by calling (330) 868-7701.

Offering Summary

Issuer:	Consumers Bancorp, Inc.
Securities Offered:	Common Stock (655,668 shares)
Offering Price:	$15.25
Offering Size:	Up to $10 Million
Financial Advisor & Placement Agent:	Boenning & Scattergood, Inc.
Rights Offering Terms:	Basic subscription rights allow existing shareholders to purchase 0.3173 new shares for each share owned as of the record date.
Oversubscription Privilege:	Available to shareholders who fully subscribe to their shares
Record Date:	3/26/2013
Rights Offering Expiration:	6/21/2013 unless extended
Public Offering:	To the extent that any shares remain unsold in the rights offering, Consumers may elect to conduct a public offering on the same terms as the rights offering and using the same prospectus.

Process Overview

- Shareholders of record will receive one non-transferable right for each share of CBKM held.
- Shareholders of record will receive in the mail a subscription package including a copy of the prospectus and subscription documents.
- Interested shareholders should read through the material in its entirety and complete the rights certificate and subscription documents based on their level of interest by the end of the subscription period (6/21/2013).
  - Basic Subscription privilege – Shareholders should indicate the number of shares they would like to purchase up to their individual maximum set by the rights offering ratio (0.3173 shares for each share owned).
  - Over-Subscription Privilege – After a shareholder has elected to purchase his or her maximum number of shares allowable under the basic subscription privilege, he or she may elect to purchase a portion of the shares that are not purchased by other shareholders.
- Shareholders will be asked to deliver their subscription payment related to both their basic subscription privilege and any shares requested as part of the over-subscription privilege before the subscription deadline.
  - Payment may be in the form of a personal check drawn on a U.S. bank or wire transfer. Leave sufficient time for an uncertified personal check to clear (7 days).
  - If your over-subscription request cannot be met, any unused payment will be returned promptly, without interest.
- If you are a record holder, a completed rights certificate and payment should be sent to:

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016-3572
Attn: Reorg/Exchange Department

- If you are a Beneficial Owner (held in "street name"), you will not receive a rights certificate and should instead follow the instructions of your respective bank or broker, who will exercise the subscription rights on your behalf and wire funds based on your election.
- Upon completion of the subscription period, the Company will determine the number of shares subscribed for and whether to conduct a public offering.
- Please see the prospectus for further details on how to exercise your subscription privileges or who to contact for further help.

Investment Highlights


Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

Consumers Bancorp, Inc. Overview

Consumers Bancorp, Inc.



- HQ: Minerva, OH
- Branches: 12
- Total Employees: 132

<u>As of 12/31/2012</u>

- Total Assets: $345 million
- LTM Net Income: $2.6 million
- ROAA: 0.80%
- ROAE: 9.40%
- Tang. Equity/ Tang. Assets: 8.44%
- NPAs* / Assets: 0.65%

- 1965: Charter granted to Minerva National Bank
- 1975: Minerva National Bank becomes Consumers National Bank
- 1994: Shareholders approved formation of holding company – Consumers Bancorp is formed
- 1998: Laurie McClellan elected Chairman of the Board
- 2008: Ralph J. Lober is elected President & CEO
- 2011: Opened full service Hartville branch
- 2012: Opened full service Canton branch

*Includes performing restructured debt, per SNL methodology

Consumers Bancorp, Inc. Branch Locations

- Consumers' markets provide a stable base for core deposit generation, yet they are close enough to metropolitan areas to compete effectively in gathering assets without requiring a physical presence.


Akron
Youngstown
Canton
Minerva
Mogadore
Randolph
Atwater Center
Deerfield
Berlin Center
Ellsworth
Canfield
Boardman
Struthers
Norton
Barberton
Portage Lakes
Green
Clinton
North Canton
Alliance
Sebring
Greenford
New Springfield
Columbiana
Unity
East Fairfield
North Lawrence
Massillon
Paris
Lisbon
Williamsport
Navarre
Augusta
Glenmoor
Malvern
Sandyville
Strasburg
Carrollton
Salineville
Dover
New Philadelphia
Knoxville

● Consumers branches

Branch Community	Year Opened
Minerva	1965
Salem	1975
Waynesburg	1986
Hanoverton	1989
Carrollton	1994
Alliance	1999
Lisbon	2000
Louisville	2000
East Canton	2000
Malvern	2006
Hartville	2011
Jackson-Belden	2012

Financial Highlights

($s in 000's except per share data)	As of and for the Fiscal Years Ended June 30, 2007	2008	2009	2010	2011	2012	LTM 12/31/12	CAGR[1] 2008-2012
Financial Description								
Total Assets	$201,958	$233,077	$251,862	$263,393	$300,140	$334,761	$344,582	9.5 %
Investment Securities	43,279	60,385	61,961	65,448	93,075	106,521	110,664	15.2
Gross Loans	141,447	152,350	160,141	174,283	177,551	197,430	205,686	6.7
Loan Loss Reserve	1,381	1,709	1,992	2,276	2,101	2,335	2,367	8.1
Deposits	169,591	188,844	204,051	216,314	248,246	284,481	292,241	10.8
Total Borrowings	11,955	22,493	24,428	21,383	24,547	20,168	21,093	(2.7)
Total Common Equity (All Tangible)	18,782	19,571	21,461	23,716	25,324	27,890	29,096	9.3
Net Interest Income	8,426	8,850	9,547	10,050	10,868	11,619	11,859	7.0
Provision Expense	728	430	579	544	435	315	237	(7.5)
Net Income Avail. to Common Shareholders	1,263	1,803	2,027	2,039	2,248	2,764	2,648	11.3
Common Shares Outstanding	2,065,434	2,029,558	2,029,558	2,037,887	2,049,873	2,056,349	2,063,538	0.3
Book Value Per Share	9.09	9.64	10.57	11.64	12.35	13.56	14.10	8.9
Diluted Earnings Per Common Share	0.60	0.88	1.00	1.00	1.10	1.35	1.28	11.3
Common Dividends Per Share	0.26	0.34	0.40	0.40	0.41	0.44	0.46	6.7
Dividend Payout Ratio	43.3	38.6	40.0	40.0	37.3	32.6	35.9 %	
Capitalization Ratios								**5 Yr. Avg.**
Equity / Assets	9.3	8.4	8.5	9.0	8.4	8.3	8.4 %	8.5 %
Tangible Common Equity/ Tang. Assets	9.0	8.2	8.4	8.9	8.4	8.3	8.4	8.4
Tangible Equity / Assets	9.0	8.2	8.4	8.9	8.4	8.3	8.4	8.4
Loans / Deposits	83.4	80.7	78.5	80.6	71.5	69.4	70.4	76.1
Leverage Ratio	8.3	7.7	7.6	7.8	7.5	7.4	7.3	7.6
Tier 1 Capital Ratio	11.1	10.5	10.5	11.1	11.8	11.4	11.4	11.1
Total Risk Based Capital	13.4	12.7	12.7	13.4	14.0	13.4	13.4	13.2

(1) Compound annual growth rate
Source: SNL Financial; Company documents

Financial Highlights

($s in 000's except per share data)	As of and for the Fiscal Years Ended June 30, 2007	2008	2009	2010	2011	2012	LTM 12/31/12	5 Yr. Avg.
Equity Components								
Preferred Equity	$0	$0	$0	$0	$0	$0	$0	
Common Equity	18,782	19,571	21,461	23,716	25,324	27,890	29,096	
Noncontrolling Interests	0	0	0	0	0	0	0	
Total Equity	18,782	19,571	21,461	23,716	25,324	27,890	29,096	
Performance Ratios								
Return on Average Assets	0.63	0.82	0.84	0.80	0.80	0.87	0.80 %	**0.83 %**
Return on Average Equity	6.43	9.09	9.90	8.95	9.21	10.29	9.40	**9.49**
Net Interest Margin	4.67	4.48	4.31	4.28	4.21	4.01	4.00	**4.26**
Noninterest Inc. / Avg. Assets	1.07	1.12	1.08	0.84	0.71	0.82	0.77	**0.91**
Noninterest Exp. / Avg. Assets	4.13	3.91	3.70	3.54	3.40	3.27	3.27	**3.56**
Efficiency Ratio	73.59	72.65	70.54	69.26	69.11	69.95	72.36	**70.30**
Asset Quality Ratios								
NPAs* / Assets	1.17	0.61	1.11	1.03	0.88	0.79	0.65 %	**0.88 %**
NPAs / Assets as Reported	1.21	0.61	1.19	0.90	0.61	0.58	0.50	**0.78**
NPLs* + 90 / Loans	0.63	0.94	1.84	1.54	1.44	1.33	1.14	**1.42**
Loan Loss Reserves / Loans	0.98	1.12	1.24	1.31	1.18	1.18	1.15	**1.21**
Loan Loss Reserves / NPLs* + 90	56.67	104.85	75.29	75.76	85.90	100.51	100.51	**88.46**
NCOs / Avg. Loans	0.63	0.07	0.19	0.16	0.35	0.04	(0.00)	**0.16**

*Includes performing restructured debt, per SNL methodology

Source: SNL Financial; Company documents

Stable Commercial Driven Loan Portfolio

Loan Portfolio as of 12/31/2012 - $206 million



6%
11%
25%
6%
13%
39%
1-4 Family Loans
Commercial Real Estate Loans
Agriculture Loans
Multifamily Loans
Commercial Loans
Consumer Loans

Note: 72% of Commercial Real Estate Loans are owner occupied.
Source: December 31, 2012 Consolidated Report of Condition.

Investment Portfolio

Investment Portfolio as of 12/31/2012 - $111 million


5%
37%
58%
US Govt Sponsored Agency Debt
State Debt
Residential Mortgage Pass-Through Securities

Source: SNL Financial

Solid Core Deposits

Deposits as of 12/31/2012 - $292 million



34%
37%
17%
12%
Transaction Accounts
Jumbo CDs
Retail CDs
MMDA & Savings

Cost of Funds [1]



4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.02%
3.84%
2.69%
3.01%
1.79%
2.22%
1.26%
1.58%
0.89%
1.17%
0.64%
0.87%
0.58%
0.77%
2007
2008
2009
2010
2011
2012
12/31/2012
Consumers National Bank
Peers

(1) Based on FDIC Methodology; Uniform Bank Performance Report peer group.
Note: Jumbo CDs are comprised of 56% to public entities and 44% to retail customers
Source: SNL Financial; Company documents

Expanding Equity Base



CAGR¹: 8.2%
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$18,782
$19,571
$21,461
$23,716
$25,324
$27,890
$29,096
FY 2007
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
LTM 12/31/12

(1) Compound annual growth rate
Source: SNL Financial; Note: Consumers Bancorp, Inc.'s fiscal year-end is June 30.

Net Interest Margin Outperforms Peers



5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
4.62%
3.70%
4.51%
3.75%
4.24%
3.66%
4.35%
3.81%
4.15%
3.81%
4.00%
3.60%
CY 2007
CY 2008
CY 2009
CY 2010
CY 2011
CY 2012
Consumers
Peers (1)

(1) Peers are public and private banks located in Ohio with assets between $200 million and $500 million. See Appendix for full list.
Source: SNL Financial

Attractive Return on Assets Compared to Peers


1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.69%
0.95%
0.84%
0.69%
0.80%
0.73%
0.82%
0.76%
0.84%
0.82%
0.80%
0.74%
CY 2007
CY 2008
CY 2009
CY 2010
CY 2011
CY 2012
Consumers
Peers (1)

(1) Peers are public and private banks located in Ohio with assets between $200 million and $500 million. See Appendix for full list.
Source: SNL Financial

Attractive Return on Equity Compared to Peers



12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
7.31%
8.66%
10.01%
7.33%
9.15%
7.28%
9.19%
7.71%
9.98%
8.47%
9.40%
7.28%
CY 2007
CY 2008
CY 2009
CY 2010
CY 2011
CY 2012
Consumers
Peers (1)

(1) Peers are public and private banks located in Ohio with assets between $200 million and $500 million. See Appendix for full list.
Source: SNL Financial

Strong and Consistent Earnings and Dividends



CAGR[1]
EPS:17.6%
Dividends:11.1%
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.60
$0.26
$0.88
$0.34
$1.00
$0.40
$1.00
$0.40
$1.10
$0.41
$1.35
$0.44
$1.28
$0.46
FY 2007
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
LTM 12/31/12
EPS
Dividends

(1) Compound annual growth rate
Source: SNL Financial; Consumers Bancorp, Inc. as of June 30 fiscal year end.

Strong Out-Performance By The Stock

5 Year Market Performance – Price Change Through March 31, 2013


80.0%
60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
Mar-08
May-08
Jul-08
Sep-08
Nov-08
Jan-09
Mar-09
May-09
Jul-09
Sep-09
Nov-09
Jan-10
Mar-10
May-10
Jul-10
Sep-10
Nov-10
Jan-11
Mar-11
May-11
Jul-11
Sep-11
Nov-11
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
44.3%
18.6%
13.3%
(18.3%)
CBKM
CBKM Peers
S&P 500
NASDAQ Bank

CBKM Historical Pricing

Price Change (%)	CBKM	CBKM Peers [1]	S&P 500	NASDAQ Bank
1 Year	28.3	6.6	11.4	13.4
2 Year	44.2	17.8	18.4	13.9
3 Year	47.9	28.5	34.2	11.5
5 Year	44.3	13.3	18.6	(18.3)

Total Return (%)	CBKM	CBKM Peers [1]	S&P 500	NASDAQ Bank
1 Year	32.3	10.7	14.0	NA
2 Year	53.9	26.7	23.7	NA
3 Year	63.3	43.0	43.1	NA
5 Year	70.0	36.4	32.6	NA

(1) Peers are public banks located in IN, KY, MI, PA, OH and WV with assets between $250 million and $600 million with ROAE between 7% and 14% and NPAs/Assets less than 2%.

Source: SNL Financial

March 31, 2013 Financial Update

On May 2, 2013, Consumers publicly announced its preliminary unaudited financial results for the fiscal third quarter ended March 31, 2013. Below is a summary of the 3/31/2013 quarter compared to the prior quarter:

	12/31/2012	3/31/2013
Assets:	$344.6MM	$349.4MM
Gross Loans:	$205.7MM	$212.6MM
Deposits:	$292.2MM	$299.3MM
LTM Net Income:	$2.65MM	$2.59MM
LTM Core ROAA:	0.80%	0.74%
LTM Core ROAE:	9.40%	8.72%
LTM Net Interest Margin:	4.00%	3.97%
Nonperforming Assets:	$1.7MM	$1.5MM
Book Value per Share:	$14.10	$14.13
Quarterly Dividend:	$0.12	$0.12
Dividend Yield at Quarter End:	3.18%	2.78%

Investment Highlights

Strong Inside Ownership

Holder	Title; Profession	Age	Shares	% Ownership
John P. Furey	Director; President of Furey's Wheel World (automotive retail sales)	61	32,204	1.56%
Bradley Goris	Director; VP of Goris-Meadows Insurance Agency	59	2,841	0.14%
James V. Hanna	Director; Retired law enforcement agent	69	166,110	8.04%
David W. Johnson	Director; CEO of Summitville Tiles (tile manufacturer)	53	12,430	0.60%
James R. Kiko, Sr.	Director; Certified Auctioneer	68	10,624	0.51%
Thomas M. Kishman	Director; Co-Owner of Kishman's IGA and GasNGo (retail grocery and fuel center)	64	13,874	0.67%
Ralph J. Lober, II	Director; President and CEO of the Bank	45	10,694	0.52%
Laurie L. McClellan	Chairman of the Board; Managing Director Romain Fry Investment Company, LLC	59	433,488	20.98%
Harry W. Schmuck, Jr.	Director; Operations Manager of Schmuck Partnership (agricultural business.)	64	8,002	0.39%
John E. Tonti	Director; Retired CPA	72	8,150	0.39%
Phillip M. Suarez	Executive VP and Senior Loan Officer	64	3,901	0.19%
Renee K. Wood	Executive VP, Treasurer and CFO	42	2,667	0.13%
Derek G. Williams	Senior VP, Retail Operations & Sales	54	2,224	0.11%
Randall L. Gilroy	Senior VP, Chief Credit Officer	54	747	0.04%
Bryan D. Walters	Senior VP, Risk Management	49	275	0.01%
Total Ownership - Directors and Officers			**708,230**	**34.27%**
Total Shares Outstanding			**2,066,399**	**100.00%**



Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

Source: Company documents

Thriving Markets



Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

- Shale, agriculture, manufacturing offer diversity
- The Ohio economy is tracking along with the national recovery and is expected to continue to expand in 2013, paralleling the national recovery
- The unemployment rates in each of Consumers' counties had a double-digit percentage decline year-over-year, compared to a 7.2% decline in the national unemployment rate.[1]
- In 2012, Ohio added more jobs than all other states except Texas, California and New York.[2]

CBKM Branch County Unemployment Rates [3]

	2/10	2/11	2/12	2/13
Stark	13.0%	10.5%	8.7%	7.8%
Columbiana	14.6%	11.6%	9.8%	8.6%
Carroll	15.3%	12.2%	9.3%	8.1%
Ohio	11.5%	9.7%	8.3%	7.8%
U.S.	10.4%	9.5%	8.7%	8.1%

Utica Shale Map [4]



UNITED STATES
CANADA
NY
PA
OH
WV
VA
MD
NJ
KY
MI
VT
MA
CT
DE
EXPLANATION

Figure 4. Map of maximum extent of the oil and gas sweet spots. The boundaries are based on total organic carbon, extent of Point Pleasant Formation, and current (2012) understanding of well completions. See table 1 for percentages.

(1) Source: SNL Financial / Bureau of Labor Statistics
(2) Source: Bureau of Labor Statistics
(3) Source: Federal Reserve Bank of Saint Louis Economic Database; unemployment rates are not seasonally adjusted
(4) Source: USGS September 26, 2012 Report

Track Record Of Growth


Track Record of Growth
Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities


$350
$300
$250
$200
$150
$100
$50
$0
$202
$140
$170
$233
$151
$189
$252
$158
$204
$263
$172
$216
$300
$175
$248
$335
$195
$284
$345
$204
$292
FY 2007
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
LTM 12/31/12
Total Assets
Total Loans
Total Deposits

Average annual increase[1]

Assets	Loans	Deposits
11%	7%	11%

(1) CAGR used for FY 2007 to FY 2012

Source: SNL Financial; Note: Consumers Bancorp, Inc.'s fiscal year-end is June 30.

Experienced Management & Community Banking Philosophy



Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

- Franchise value driven by dedication to making a difference in markets served.
- Clients benefit from local decision making and individual service.
- Customer-centric approach builds long term relationships with desirable customers.
- Respected position in communities served encourages retention of talented and experienced management team.
- The Bank's markets have seen significant industry consolidation in the past ten years; in most cases, the large regional banks are not in a position to deliver the same level of community service that CBKM can.
- Seasoned community banking executive management team.

Executive	Title	With CBKM since	Years in Industry
Ralph J. Lober, II	President & CEO	May 2007	22
Phillip M. Suarez	EVP, Senior Loan Officer	Nov. 2001	41
Renee K. Wood	EVP, Chief Financial Officer	Jan. 2005	20
Randy L. Gilroy	SVP, Chief Credit Officer	Feb. 2002	32
Bryan D. Walters	SVP, Chief Risk Officer	Sept. 2012	21
Derek G. Williams	SVP, Retail Operations & Sales	Jul. 2011	34
Kimberly K. Chuckalovchak	VP, Information & Technology Mgr.	Jul. 2005	7

Source: Company documents

Disciplined Credit Culture



Track Record of Growth
Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

- Sound underwriting and credit administration supported by long-term customer relationships.
- Nonperforming assets to total assets were only 0.65% at December 31, 2012.
- Net charge-offs to average total loans were only 0.04% annualized for the six months ended December 31, 2012.
- Allowance for loan and lease losses to total loans was 1.15% at December 31, 2012.
- Disciplined credit culture allowed CBKM to maintain excellent asset quality throughout the challenging environment faced by banks during the last several years.

NPAs* / Assets



1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.53%
0.60%
0.78%
0.98%
1.21%
1.24%
1.06%
1.24%
0.94%
1.02%
0.65%
1.25%
CY 2007
CY 2008
CY 2009
CY 2010
CY 2011
CY 2012
Consumers
Peers (1)

*Includes performing restructured debt, per SNL methodology

(1) Peers are public and private banks located in Ohio with assets between $200 million and $500 million. See Appendix for full list.

Source: SNL Financial; Note: Consumers Bancorp, Inc.'s fiscal year-end is June 30.

Strong Capital Position



Track Record of Growth
Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

- Exceeds regulatory "well capitalized" levels.
- Strong capital position enhances CBKM's ability to grow organically and focus on customers' needs.
- Position of strength supports initiative to raise additional capital and accelerate ability to grow organically as well as through selected community bank or branch acquisitions.



18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
FY 2007: 8.3% 11.1% 13.4%
FY 2008: 7.7% 10.5% 12.7%
FY 2009: 7.6% 10.5% 12.7%
FY 2010: 7.8% 11.1% 13.4%
FY 2011: 7.5% 11.8% 14.0%
FY 2012: 7.4% 11.4% 13.4%
12/31/2012: 7.3% 11.4% 13.4%
Pro Forma*: 9.0% 13.9% 16.8%
Leverage Ratio
Tier 1 Ratio
Total Risk Based Capital Ratio

*Pro forma assumes $10 million offering based on December 31, 2012 financials.

Source: SNL Financial; Note: Consumers Bancorp, Inc.'s fiscal year-end is June 30.

Effective Utilization of Technology



Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

- Leader in investing in technology necessary to meet the developing demands of commercial and retail customers without an overconcentration in expensive "bricks and mortar."
- Strong core operating system enables high-end deposit and loan products to be offered.
- Provides customers with a complete banking experience with access to leading internet banking, mobile banking, and cash management tools.
- National ATM network with fiber-optic capabilities throughout all branches.

Profitable Growth Opportunities

- CBKM is positioned for numerous strategic branching and acquisition opportunities.
- Consumers is in a position to take advantage of other banks' inability to deal with the challenging economy and increasing regulatory pressures.
- CBKM's favorable demographics support growth prospects.


Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

Stark County

2012 Rank	Institution	Total Deposits ($M)	Total Market Share (%)
1	Huntington Bancshares Inc. (OH)	1,478	25.9%
2	FirstMerit Corp. (OH)	1,468	25.8%
3	JPMorgan Chase & Co. (NY)	671	11.8%
4	RBS	615	10.8%
5	KeyCorp (OH)	604	10.6%
6	PNC Financial Services Group (PA)	310	5.4%
7	**Consumers Bancorp Inc. (OH)**	**153**	**2.7%**
8	Ohio Legacy Corp (OH)	111	2.0%
9	Fifth Third Bancorp (OH)	84	1.5%
10	Magnolia Bancorp Inc. (OH)	64	1.1%
	Total For Institutions In Market	**$5,699**	**97.5%**

Columbiana County

2012 Rank	Institution	Total Deposits ($M)	Total Market Share (%)
1	Huntington Bancshares Inc. (OH)	338	24.3%
2	United Community Finl Corp. (OH)	315	22.7%
3	Farmers National Banc Corp. (OH)	139	10.0%
4	PNC Financial Services Group (PA)	138	10.0%
5	JPMorgan Chase & Co. (NY)	103	7.4%
6	**Consumers Bancorp Inc. (OH)**	**95**	**6.9%**
7	Tri-State 1st Banc Inc. (OH)	88	6.3%
8	Central Federal Corp. (OH)	76	5.5%
9	RBS	46	3.3%
10	KeyCorp (OH)	46	3.3%
	Total For Institutions In Market	**$1,387**	**99.8%**

Carroll County

2012 Rank	Institution	Total Deposits ($M)	Total Market Share (%)
1	Huntington Bancshares Inc. (OH)	90	35.1%
2	PNC Financial Services Group (PA)	64	25.0%
3	**Consumers Bancorp Inc. (OH)**	**36**	**14.1%**
4	United Bancorp Inc. (OH)	26	10.0%
5	KeyCorp (OH)	23	8.9%
6	U.S. Bancorp (MN)	18	6.9%
	Total For Institutions In Market	**$257**	**100.0%**

Total Deposits in Counties: $7.3 billion

Deposit Market Growth

	1 Year 6/2011-6/2012	Two Year 6/2010-6/2012	3 Year 6/2009-6/2012
Market Growth	5.21% $92.1 M	7.47% $129.4 M	5.97% $104.7 M
Consumers Growth	14.50% $36.3 M	31.19% $68.1 M	38.99% $80.4 M

Market Share

	2012 Market Size ($M)	As of June 2008	2009	2010	2011	2012
East (Salem, Lisbon, Hanoverton)	529	12.74%	14.77%	15.71%	17.22%	18.01%
North (Alliance)	427	2.86%	3.07%	3.55%	3.78%	4.32%
West (Louis., E. Canton, Hart.- Opened 5/11)	474	11.99%	12.89%	14.19%	8.00%	9.99%
South (Waynes., Carroll., Mal.)	265	16.88%	17.70%	20.66%	22.32%	22.37%
Central (Minerva)	164	30.37%	31.55%	31.58%	37.38%	39.25%
Total Markets	1,858	10.89%	11.74%	12.62%	14.15%	15.40%

Source: SNL Financial; Company documents.

Investment Highlights


Experienced Mgmt. & Community Banking Philosophy
Disciplined Credit Culture
Track Record of Growth
Strong Capital Position
Thriving Markets
Effective Utilization of Technology
Strong Inside Ownership
Attractive Investment Opportunity
Profitable Growth Opportunities

Appendix

Peer Group – Ohio Banks with Assets Between $200 Million and $500 Million

CBKM Ohio Peer Group - Summary

Institution	Ticker	Total Assets ($000s)	Equity/ Assets (%)	TCE/ Assets (%)	Core ROAA (%)	Core ROAE (%)	NIM (%)	Efficiency Ratio (%)	NPAs/ Assets (%)	NCOs/ Loans (%)
			Operating Information							
Public										
Killbuck Bancshares, Inc.	KLIB	460,398	10.16	9.90	0.73	7.13	2.70	68.5	0.40	(0.04)
National Bancshares Corporation	NBOH	440,834	10.28	9.31	0.65	6.39	3.66	68.6	0.36	0.47
United Bancorp, Inc.	UBCP	438,354	8.36	8.29	0.57	6.96	3.72	74.1	NA	0.47
Wayne Savings Bancshares, Inc.	WAYN	402,117	9.69	9.48	0.44	4.42	3.31	79.1	2.18	0.54
FC Banc Corp.	FCBZ	367,438	9.31	9.26	0.85	9.07	3.37	70.7	0.77	(0.06)
Minster Financial Corp.	MTFC	366,777	8.92	NA	NA	NA	NA	NA	NA	NA
Perpetual Federal Savings Bank	PFOH	357,914	16.34	16.34	1.15	7.28	3.17	36.4	4.99	2.26
Commercial Bancshares, Inc.	CMOH	301,564	9.75	9.75	0.98	10.33	4.73	66.2	3.28	0.23
ASB Financial Corp.	ASBN	268,615	7.60	7.58	NA	NA	3.43	68.0	NA	(0.02)
Ohio Heritage Bancorp, Inc.	OHHB	259,127	9.77	9.77	0.56	6.14	3.00	70.6	1.21	0.14
Comunibanc Corporation	CBCZ	246,442	11.11	11.11	0.74	6.81	3.70	72.4	1.10	0.06
FFD Financial Corporation	FFDF	245,067	8.73	8.73	1.01	11.79	3.77	58.2	1.57	0.13
Hocking Valley Bancshares, Inc.	HCKG	244,178	10.59	NA	NA	NA	NA	NA	NA	NA
First Citizens National Bank of Upper Sandusky	FSDK	229,268	17.24	17.17	0.54	3.16	3.32	83.3	0.23	(0.06)
Citizens Independent Bancorp, Inc.	CZMO	227,949	2.60	NA	NA	NA	NA	NA	NA	NA
Central Federal Corporation	CFBK	215,035	10.99	10.97	(1.68)	(24.72)	2.16	138.0	5.38	1.43
FNB, Inc.	FIDS	210,181	9.38	9.36	0.67	7.06	3.38	76.7	0.14	0.15
Private										
North Side Bank and Trust Company	NA	499,502	13.14	13.14	0.64	4.96	3.25	59.4	2.37	2.53
Belmont Savings Bank	NA	481,039	9.60	9.60	0.48	5.15	1.99	59.5	0.69	1.24
First Federal Savings and Loan Association of Lorain	NA	471,742	13.03	13.02	0.20	1.53	3.62	80.6	5.40	1.29
Waterford Bank, N.A.	NA	439,555	9.39	9.39	0.64	6.38	3.64	62.2	0.12	0.00
Old Fort Banking Company	NA	413,479	8.87	8.87	0.84	8.70	3.62	69.5	1.12	0.08
Peoples Bank Co.	NA	392,674	9.45	9.45	1.26	12.83	3.16	45.1	0.01	(0.24)
Geauga Savings Bank	NA	392,412	11.43	11.43	(0.01)	(0.11)	2.85	84.2	8.58	2.56
Greenville National Bank	NA	388,522	9.84	9.84	0.89	9.01	3.53	57.4	0.94	0.27
Mechanics Bank	NA	385,543	10.07	10.07	0.42	4.17	3.89	77.3	0.92	0.09
Richwood Banking Company	NA	378,571	9.39	9.39	1.07	11.71	3.30	64.6	0.06	0.00
Sutton Bank	NA	340,233	10.95	10.95	1.33	12.30	3.89	64.4	3.63	0.31
Andover Bank	NA	324,846	10.81	10.81	1.12	10.58	3.59	59.3	0.78	0.10
Community Bank	NA	305,004	8.99	8.29	0.73	8.43	4.20	72.9	0.60	0.10
Farmers Savings Bank	NA	301,921	23.07	23.07	1.03	4.28	3.21	27.6	3.45	(0.08)
Savings Bank	NA	298,512	11.79	11.79	0.98	8.21	3.60	64.2	1.32	0.37
Portage Community Bank	NA	272,868	9.20	9.18	0.65	7.19	3.55	61.6	2.41	1.38
St. Henry Bank	NA	262,996	15.89	15.89	1.90	11.84	3.48	35.5	0.10	0.00
Fairfield Federal Savings And Loan Association of Lancaster	NA	262,828	9.14	9.14	0.46	5.14	3.16	68.4	2.04	0.26
Arlington Bank	NA	262,384	10.38	10.38	1.55	14.84	4.13	60.6	2.11	0.40
Genoa Banking Company	NA	257,413	8.94	8.94	0.67	7.59	4.03	72.8	1.19	0.35
First Federal Bank of Ohio	NA	253,572	14.44	14.44	0.18	1.23	2.66	91.2	3.56	0.98
First State Bank	NA	250,133	11.09	10.45	1.16	10.76	4.00	51.7	0.75	0.37
First National Bank in New Bremen	NA	249,722	9.26	9.26	1.14	12.09	3.26	58.8	0.60	0.79
Farmers Bank and Savings Company	NA	248,310	10.42	10.42	1.10	10.57	4.39	63.3	3.86	0.14
Columbus First Bank	NA	237,042	8.68	8.68	0.84	8.74	3.86	59.9	1.31	0.13
First Bexley Bank	NA	229,924	8.62	8.62	1.33	15.75	4.21	52.8	1.25	0.54
Harrison Building and Loan Association	NA	228,637	13.69	13.69	0.20	1.49	2.96	83.8	4.19	0.07
National Bank of Ohio	NA	221,952	9.13	9.13	1.11	12.08	4.15	69.3	1.44	0.06
Liberty National Bank	NA	216,068	10.55	9.91	0.53	5.07	4.01	71.5	1.70	1.80
Kingston National Bank	NA	215,767	10.74	10.74	0.86	7.93	3.83	58.9	0.79	0.07
United Midwest Savings Bank	NA	201,908	8.02	8.02	1.51	18.58	4.70	83.8	11.67	1.79
Liberty Bank, National Association	NA	201,833	11.56	11.56	0.67	5.96	4.20	71.8	3.52	0.56
Average		309,554	10.62	10.75	0.77	7.28	3.65	67.7	2.14	0.52
Median		268,615	9.89	9.80	0.74	7.28	3.60	68.2	1.28	0.24
Consumers Bancorp, Inc.	CBKM	344,592	8.44	8.44	0.80	9.40	4.00	72.4	0.65	(0.00)

Source: SNL Financial; financials as of 12/31/2012; NPAs include performing restructured debt, per SNL methodology

Peer Group – Regional Banks Of Similar Asset Size and Operating Performance

Below are public peers with assets between $250 million and $600 million located in IN, KY, MI, PA, OH or WV with ROAE between 7% and 14% and NPAs/Assets less than 2%.

CBKM Peer Group - Summary

				52 Week			Operating Information								Per Share Data					Price to		
Institution	Ticker	Total Assets ($000s)	5/10/13 Closing Price ($)	High ($)	Low ($)	Market Cap ($MM)	Equity/ Assets (%)	TCE/ Assets (%)	Core ROAA (%)	Core ROAE (%)	NIM (%)	Effcy Ratio (%)	NPAs/ Assets (%)	NCOs/ Loans (%)	Dil. LTM EPS ($)	Book Value ($)	Tang. Book ($)	Annual Dividend ($)	Div. Yield (%)	LTM EPS (x)	Book Value (%)	Tang. Book (%)
Honat Bancorp, Inc.	HONT	580,179	393.00	400.00	320.00	101	13.20	13.20	1.37	10.72	3.70	55.0	0.61	0.20	30.54	296.61	296.61	5.75	1.5	13.3	131.6	131.6
Kish Bancorp, Inc.	KISB	557,575	69.25	70.00	60.75	42	8.30	8.02	0.55	7.00	3.35	80.3	1.73	0.12	6.09	76.20	73.45	3.24	4.7	11.4	90.9	94.3
CB Financial Services, Inc.	CBFV	546,458	19.50	22.00	18.10	48	7.93	7.56	0.79	10.45	2.98	69.9	1.23	0.12	1.70	17.73	16.83	0.84	4.3	11.5	110.0	115.9
Mackinac Financial Corporation	MFNC	545,980	8.41	9.25	5.61	47	13.27	11.25	1.35	11.26	4.18	68.0	1.45	0.23	1.51	11.05	11.05	0.04	1.9	5.1	75.3	75.3
ChoiceOne Financial Services, Inc.	COFS	508,913	16.03	16.50	13.20	53	11.89	9.13	0.86	7.20	4.11	63.4	1.72	0.61	1.29	18.35	13.66	0.50	3.2	11.9	87.4	117.3
F.S. Bancorp	FXLG	493,945	44.00	45.00	39.25	49	9.68	8.96	1.11	11.56	4.02	64.2	1.53	0.33	NA	42.74	39.29	2.00	4.5	9.5	102.9	112.0
Northumberland Bancorp	NUBC	464,403	30.00	32.00	26.00	40	8.99	8.99	0.92	10.56	2.94	64.0	0.10	0.06	3.34	31.33	31.33	0.60	2.1	9.0	95.8	95.8
Killbuck Bancshares, Inc.	KLIB	460,398	109.04	109.04	98.00	67	10.16	9.90	0.73	7.13	2.70	68.5	0.40	(0.04)	5.35	76.68	74.50	3.05	2.8	20.4	142.2	146.4
First Capital, Inc.	FCAP	459,132	19.52	21.67	18.38	54	11.53	10.45	0.97	8.48	4.00	60.5	1.76	0.35	1.41	16.97	17.03	0.76	4.1	12.9	102.9	114.6
Juniata Valley Financial Corp.	JUVF	448,869	18.00	18.90	17.00	76	11.21	10.77	0.80	7.32	3.68	65.7	1.65	0.38	0.86	11.92	11.40	0.88	4.9	20.9	151.0	157.9
Hamlin Bank and Trust Company	HMLN	434,340	232.05	250.00	180.50	87	16.11	16.11	1.46	8.67	3.55	46.0	0.19	0.27	NA	186.40	186.40	9.50	4.3	NA	124.5	124.5
First Community Financial Corporation	FMFP	420,705	32.00	32.00	26.50	45	8.27	8.27	1.08	13.28	3.59	58.8	1.97	0.25	3.22	24.65	24.65	0.96	2.8	9.9	129.8	129.8
Commercial National Financial Corporation	CNAF	373,062	22.79	26.85	19.16	65	14.14	14.14	1.39	9.42	4.30	66.9	0.15	0.01	2.54	18.44	18.44	2.04	4.6	14.2	124.3	124.3
New Tripoli Bancorp, Inc.	NTBP	344,723	800.00	NA	NA	58	12.44	12.44	1.52	12.05	3.84	46.4	1.57	0.12	83.36	587.30	587.30	28.00	3.5	9.6	136.2	136.2
West Milton Bancorp, Inc.	WMBC	333,096	51.10	56.00	42.60	39	10.80	10.80	1.36	12.95	3.29	52.8	0.06	0.02	5.79	47.12	47.12	2.00	3.1	8.5	111.7	111.7
Woodlands Financial Services Company	WDFN	321,565	44.00	45.00	33.25	33	9.16	9.16	0.97	10.94	3.35	65.6	1.37	1.06	4.21	39.02	39.02	1.31	3.4	10.5	112.8	112.8
Mauch Chunk Trust Financial Corp.	MCHT	305,011	12.35	13.00	11.25	38	11.17	11.17	0.80	7.49	3.43	71.8	1.54	0.63	1.04	11.07	11.07	0.46	2.9	11.9	111.5	111.5
Neffs Bancorp, Inc.	NEFB	294,245	265.00	270.00	225.00	44	17.15	17.14	1.48	8.80	3.29	39.9	1.13	0.01	NA	303.26	303.26	5.50	2.5	NA	87.4	87.4
Average		**438,478**				**55**	**11.41**	**10.97**	**1.08**	**9.74**	**3.57**	**61.5**	**1.12**	**0.26**					**3.4**	**11.9**	**112.7**	**116.6**
Median		**454,001**				**48**	**11.19**	**10.61**	**1.02**	**9.94**	**3.57**	**64.1**	**1.41**	**0.21**					**3.3**	**11.4**	**111.6**	**115.2**
CBKM at Offering Price	**CBKM**	**344,582**	**15.25**	**22.00**	**14.10**	**32**	**8.44**	**8.44**	**0.80**	**9.40**	**4.00**	**72.4**	**0.65**	**(0.00)**	**1.28**	**14.10**	**14.10**	**0.44**	**3.1**	**11.5**	**108.2**	**108.2**

Source: SNL Financial; financials as of 12/31/2012; market data as of 5/10/2013; NPAs include performing restructured debt, per SNL methodology

Detail of Nonperforming Assets

NPAs / Assets Calculations

NPAs / Assets, Per SNL's Methodology	2007 FY	2008 FY	2009 FY	2010 FY	2011 FY	2012 FY	2013 FQ2
Nonaccrual Loans	886	1,433	2,476	2,342	1,760	1,932	1,624
Restructured Loans	0	0	147	335	791	696	620
Real Estate Owned and Repossessed Assets, Net	1,478	0	181	25	76	0	0
Nonperforming Assets	**2,364**	**1,433**	**2,804**	**2,702**	**2,627**	**2,628**	**2,244**
NPAs / Assets (%)	**1.17**	**0.61**	**1.11**	**1.03**	**0.88**	**0.79**	**0.65**

NPAs / Assets, As Reported	2007 FY	2008 FY	2009 FY	2010 FY	2011 FY	2012 FY	2013 FQ2
Nonaccrual Loans	886	1,433	2,476	2,342	1,760	1,932	1,624
90+ Days Delinquent Accruing	73	0	328	0	0	0	109
Real Estate Owned and Repossessed Assets, Net	1,478	0	181	25	76	0	0
Nonperforming Assets	**2,437**	**1,433**	**2,985**	**2,367**	**1,836**	**1,932**	**1,733**
NPAs / Assets (%)	**1.21**	**0.61**	**1.19**	**0.90**	**0.61**	**0.58**	**0.50**

Note: SNL Financial includes performing restructured loans when calculating nonperforming assets. The Company excludes performing restructured loans, but includes all 90+ days delinquent accruing loans when calculating nonperforming assets. For comparability purposes, SNL's calculations are used throughout the presentation, except where noted.